Exhibit 10.13


                               EXCHANGE AGREEMENT

         This Exchange Agreement (this "Agreement") effective as of February 6, 2006 (the "Effective Date"), is entered into by and between Speaking Roses International, Inc., a Utah corporation (the "Company") and Steven F. Hanson, an individual ("Lender").

         A. Lender is the holder of three promissory notes issued by the Company, on the dates, for the amounts, with the interest rates and with the accrued interest as of the Effective Date as set forth on Exhibit A hereto (the "Original Notes").

         B. The parties hereto desire to set forth the terms upon which Lender shall assign, transfer, and deliver each of the Original Notes held by Lender to the Company, in exchange for the issuance by the Company to Lender of two convertible promissory notes in the form attached hereto as Exhibit B (the "Replacement Notes").

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Exchange. Upon the execution and delivery of this Agreement, Lender shall exchange each Original Note held by Lender for the Replacement Notes, each of which shall have a principal amount equal to one-half (1/2) of: (a) the aggregate principal amounts of the Original Notes as listed on Exhibit A hereto, plus (b) any accrued interest on the Original Notes as listed on Exhibit A hereto.

         2. Procedure for Exchange. Concurrently with the execution and delivery of this Agreement, (a) Lender will deliver to the Company for cancellation the duly endorsed originals of the Original Notes or such instruments of transfer sufficient to transfer record and beneficial ownership of the Original Notes to the Company and (b) the Company will cancel the delivered Original Notes and deliver to Lender the duly endorsed original Replacement Notes.

         3. Representations. Lender represents and warrants to the Company that:

              (a) at the time immediately following the full execution of this Agreement, all outstanding debt owed by the Company to Lender pursuant to the Original Notes will be reflected in the Replacement Notes issued to Lender;

              (b) Lender qualifies as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Act"), has substantial experience in evaluating transactions and securities of the type contemplated by this Agreement so that Lender is capable of evaluating the merits and risks of his investment in the Replacement Notes and has the capacity to protect his own interests; and understands that the securities being issued pursuant to this transaction have not been, and will not be, registered under the Act by reason of an exemption from the registration provisions of the Act; and

              (c) Lender has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has had the opportunity to review the Company's financial condition, facilities and

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business plans, has also had an opportunity to ask questions of officers of the
Company, which questions were answered to his satisfaction, and has reviewed the public information and reports the Company has filed with the Securities and Exchange Commission.

              4. Indemnification. Lender agrees to defend, indemnify and hold harmless the Company and its directors, officers, shareholders, employees, representatives and agents against all losses or expenses in any way suffered, incurred or paid by the Company as a result of or in any way arising out of, following or consequential to Borrower's breach of any of its representations and warranties set forth in this Agreement (including without limitation, reasonable attorneys fees and expenses).

              5. Miscellaneous. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement. This Agreement shall be governed by the laws of the State of Utah, without giving any effect to any choice or conflict of law, rule or regulation which would cause the application of any law, rule or regulation other than of the State of Utah. This Agreement and all rights and obligations hereunder shall be binding upon the respective parties and their respective successors and assigns. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

         Speaking Roses International, Inc.


         By: /s/John Winterholler                   /s/Steven F. Hanson
             --------------------                   -------------------
                  John Winterholler,                 Steven F. Hanson
                  Chief Executive Officer


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                                    EXHIBIT A

                                 ORIGINAL NOTES


                                                           Accrued Interest
       Date         Principal Amount   Interest Rate    as of the Effective Date
       ----         ----------------   -------------    ------------------------
November 14, 2005          $100,000            12%                 $2,761.64

November 29, 2005          $100,000            12%                 $2,268.49

December 15, 2005          $300,000            12%                 $5,326.03

      Total                $500,000            12%                 $10,356.16



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                                    EXHIBIT B

                            FORM OF REPLACEMENT NOTE

                              Promissory Note No. 1

$255,178.08                                              Date:  February 6, 2006
                                                            Salt Lake City, Utah


On or before December 31, 2006, SPEAKING ROSES INTERNATIONAL, INC. (Maker) promises to pay to the order of STEVE HANSON (Holder) or assigns at 11902 SE Stark Street, Portland, OR 97216, or at such other place designated by Holder of this Note, the sum of TWO HUNDERED AND FIFTY FIVE THOUSAND ONE HUNDRED AND SEVENTY EIGHT DOLLARS AND EIGHT CENTS ($255,178.08) with an interest rate of 12% per annum from Date, interest to be paid at maturity. Any part hereof may be paid at any time on or before maturity date. If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay Holder's reasonable attorney's fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorney's fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.

At Holder's option, at any time prior to acceptance of payment of this Note, Holder may elect to convert all or part of the principal and accrued interest of this Note to Speaking Roses International Inc. common stock at a price per share of Fifty Cents ($.50), which shares will be issued to the Holder by Maker upon written notice by Holder to exercise the share conversion option. In the event of default on the payment of this Note, Holder, at its option, may demand, in lieu of cash payment, Speaking Roses International Inc. common stock at a price of Fifty Cents ($.50) per share for all or part of the principal and accrued interest on the Note, to be issued to the Holder upon demand.

In order to induce Holder to accept this Note in exchange for $255,178.08 in cash provided herein, Maker hereby promises to issue 125,000 shares of its common stock, $.001 par value (the "Shares") to Holder in reliance upon the representations and warranties of Holder set forth in the Exchange Agreement of even date herewith by and between Holder and Maker, and such representations and warranties are hereby incorporated herein by this reference.



                                      --------------------
                                      Speaking Roses International, Inc.
                                      By John Winterholler, President and CEO
Agreed and Accepted:


-------------------
Steven F. Hanson